             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                December 15, 1999


--------------------------------------------------------------------------------------------------------------------
                                           DISTRIBUTION IN DOLLARS
--------------------------------------------------------------------------------------------------------------------
            ORIGINAL          PRIOR                                                                       CURRENT
              FACE          PRINCIPAL                                              REALIZED  DEFERRED    PRINCIPAL
  CLASS      VALUE           BALANCE       PRINCIPAL     INTEREST       TOTAL       LOSSES   INTEREST     BALANCE
--------------------------------------------------------------------------------------------------------------------
   A1    357,735,172.00  143,750,079.57  5,192,059.38    675,625.37  5,867,684.75     0.00     0.00   138,558,020.19
   A2     40,000,000.00   16,073,351.55    580,547.82     76,214.48    656,762.30     0.00     0.00    15,492,803.73
    R              0.00            0.00          0.00    654,366.17    654,366.17     0.00     0.00             0.00
--------------------------------------------------------------------------------------------------------------------
 TOTALS  397,735,172.00  159,823,431.12  5,772,607.20  1,406,206.02  7,178,813.22     0.00     0.00   154,050,823.92
--------------------------------------------------------------------------------------------------------------------

   SI      8,117,044.50   15,339,329.14          0.00    119,309.58    119,309.58 1,158.89     0.00    17,609,662.66
--------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------          ---------------------
              FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                             PASS-THROUGH RATES
----------------------------------------------------------------------------          ---------------------
            PRIOR                                                  CURRENT                       CURRENT
          PRINCIPAL                                               PRINCIPAL             CLASS   PASS-THRU
 CLASS      FACTOR       PRINCIPAL     INTEREST      TOTAL         FACTOR                         RATE
-----------------------------------------------------------------------------          --------------------
   A1     401.83378885  14.51369557   1.88861880  16.40231436    387.32009328             A1    5.640000 %
   A2     401.83378875  14.51369550   1.90536200  16.41905750    387.32009325             A2    5.690000 %
-----------------------------------------------------------------------------          ---------------------
 TOTALS   401.83378884  14.51369556   3.53553349  18.04922905    387.32009328
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------          ---------------------
   SI   1,889.76777693   0.00000000  14.69864801  14.69864801  2,169.46730550             SI    0.000000 %
-----------------------------------------------------------------------------          ---------------------


--------------------------------------------------------------------------------
         IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                Matthew Duncan
            The Chase Manhattan Bank - Structured Finance Services
                      450 West 33rd Street, 14th Floor,
                           New York, New York 10001
                  Tel: (212) 946-8651 / Fax: (212) 946-8302
                       Email: Matthew.Duncan@Chase.com
--------------------------------------------------------------------------------
 [x]                       (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                        December 15, 1999
------------------------------------------------------------------------------------------------
 Sec. 4.01(i)      Principal Collections recieved during the Collection Period      5,877,927.18
                   Interest Collections recieved during the Collection Period       1,452,025.27
                   Additional Draw Amount                                             117,558.54

 Sec. 4.01(iii)    Floating Allocation Percentage                                    91.343057 %
                   Fixed Allocation Percentage                                       98.000000 %

 Sec. 4.01(iv)     Investor Certificate Interest Collections                        1,258,885.65

 Sec. 4.01(v)      Investor Certificate Principal Collections                       5,760,368.64

 Sec. 4.01(vi)     Seller Interest Collections                                        119,309.58
                   Seller Principal Collections                                       117,558.54

 Sec. 4.01(xi)     Accelerated Principal Distribution Amount                               10.59
                   Accelerated Principal Distribution Amount Actually Distributed          10.59

 Sec. 4.01(xiii)   Amount Required to be Paid by Seller                                     0.00
                   Amount Required to be Paid by Servicer                                   0.00

 Sec. 4.01(xiv)    Servicing Fee                                                       73,830.04
                   Accrued and Unpaid Servicing Fees                                        0.00

 Sec. 4.01(xv)     Liquidation Loss Amounts (Net of Charge Off Amounts)                     0.00
                   Charge Off Amounts                                                  13,386.87
                   Charge Off Amounts allocable to Investor Certificateholders              0.00

 Sec. 4.01(xvi)    Pool Balance as of end of preceding Collection Period          177,192,100.66
                   Pool Balance as of end of second preceding Collection Period   179,382,727.45

 Sec. 4.01(xvii)   Invested Amount                                                156,080,074.34

 Sec. 4.01(xxi)    Has a Rapid Amortization Event Ocurred?                                    NO

 Sec. 4.01(xxii)   Has an Event of Default Ocurred?                                           NO

 Sec. 4.01(xxiii)  Amount Distributed to Credit Enhancer per 5.01(a)(1)                 8,345.08
                   Amount Distributed to Credit Enhancer per 5.01(a)(6)                     0.00
                   Unreimbursed Amounts Due to Credit Enhancer                              0.00

 Sec. 4.01(xxiv)   Guaranteed Principal Distribution Amount                                 0.00

 Sec. 4.01(xxv)    Credit Enhancement Draw Amount                                           0.00

 Sec. 4.01(xxvi)   Amount Distributed to Seller per 5.01(a)(10)                       486,462.16

 Sec. 4.01(xxvii)  Maximum Rate                                                         8.5372 %
                   Weighted Average Net Loan Rate                                       8.5372 %


 [x]                       (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                    Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                       December 15, 1999
------------------------------------------------------------------------------------------------
 Sec. 4.01(xxviii) Minimum Seller Interest                                          3,473,796.75

 Sec. 4.01(xxix)   Required Servicer Advance                                                0.00
                   Unreimbursed Required Servicer Advance                                   0.00
                   Required Servicer Advance Reimbursement                                  0.00

 Sec. 4.01(xxx)    Spread Account Requirement                                       2,445,795.07
                   Amount on deposit in the Spread Account                          2,445,795.07
                   Spread Account Deposit                                              11,258.72
                   Spread Account Withdrawal                                          167,904.01




                                   Delinquencies
             ------------------------------------------------------
                                     Group 1
            ------------------------------------------------------
             Period        Number  Principal Balance     Percentage
            ------------------------------------------------------
             31-60 days      48      1,626,933.27           0.94%
            ------------------------------------------------------
             61-90 days      10        214,745.38           0.12%
            ------------------------------------------------------
             91-120 days      5        159,420.28           0.09%
            ------------------------------------------------------
             121+ days       21        594,855.01           0.34%
            ------------------------------------------------------
             Total           84      2,595,953.94           1.49%
            ------------------------------------------------------



                              Loans in Foreclosure
                    ------------------------------------------
                                     Group 1
                    ------------------------------------------
                     Number     Principal Balance   Percentage
                    ------------------------------------------
                       0             0.00             0.00%
                    ------------------------------------------


                                  Loans in REO
                   ---------------------------------------------
                                     Group 1
                   ---------------------------------------------
                   Number      Principal Balance      Percentage
                   ---------------------------------------------
                     0               0.00               0.00%
                   ---------------------------------------------



 [x]                             (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION